Exhibit 21
SUBSIDIARIES OF THE COMPANY

Subsidiary Name	Jurisdiction of Organization

CCK Holdings, LLC	Delaware
Corporate Magic, Inc.	Texas
Country Music Television International, Inc.	Delaware
Gaylord Chula Vista, LLC	Delaware
Gaylord Creative Group, Inc.	Delaware
Gaylord Finance, Inc.	Delaware
Gaylord Hotels, Inc.	Delaware
Gaylord Investments, Inc.	Delaware
Gaylord National, LLC	Maryland
Gaylord Program Services, Inc.	Delaware
Grand Ole Opry Tours, Inc.	Tennessee
Grand Ole Opry, LLC	Delaware
OLH, G.P.	Tennessee
OLH Holdings, LLC	Delaware
Opryland Attractions, LLC	Delaware
Opryland Hospitality, LLC	Tennessee
Opryland Hotel Nashville, LLC	Delaware
Opryland Hotel–Florida Limited Partnership	Florida
Opryland Hotel–Texas Limited Partnership	Delaware
Opryland Hotel–Texas, LLC	Delaware
Opryland Productions, Inc.	Tennessee
Opryland Theatricals, Inc.	Delaware
Wildhorse Saloon Entertainment Ventures, Inc.	Tennessee
ResortQuest International, Inc.	Delaware
Abbott & Andrews Realty, LLC	Florida
Accommodations Center, Inc.	Colorado
Aspen Lodging Company, LLC	Delaware
B&B on the Beach, Inc.	North Carolina
Brindley & Brindley Realty & Development, Inc.	North Carolina
Catering Concepts, LLC	South Carolina
Coastal Resorts Management, Inc.	Delaware
Coastal Resorts Realty, LLC	Delaware
Coates, Reid & Waldron, Inc.	Delaware
Collection of Fine Properties, Inc.	Colorado
Columbine Management Company	Colorado
Exclusive Vacation Properties, Inc.	Delaware
Gaylord Destin Resorts, LLC	Delaware
Great Beach Vacations, LLC	Delaware
High Country Resorts, Inc.	Delaware
Hilton Head Ocean Front Sales and Rentals, Inc.	South Carolina
Houston and O’Leary Company	Colorado
K-T-F Acquisition Co.	Delaware
Mountain Memories Accommodations, Ltd.	British Columbia, Canada
Mountain Valley Properties, Inc.	Delaware
Peak Ski Rentals, LLC	Colorado
Powder Resort Townhomes, Ltd.	British Columbia, Canada
R&R Resort Rental Properties, Inc.	North Carolina
Realty Referral Consultants, LLC	Florida
REP Holdings, Ltd.	Hawaii
Resort Property Management, Inc.	Utah
Resort Rental Vacations, LLC	Tennessee
ResortQuest Arizona, Inc.	Delaware
ResortQuest Colorado, Inc.	Delaware
ResortQuest Hawaii, LLC	Hawaii

Subsidiary Name	Jurisdiction of Organization

ResortQuest Hilton Head, Inc.	Delaware
ResortQuest Idaho, Inc.	Delaware
ResortQuest Northwest Florida, LLC	Florida
ResortQuest Orlando, LLC	Florida
ResortQuest Real Estate of Alabama, Inc.	Delaware
ResortQuest Real Estate of Florida, Inc.	Florida
ResortQuest Real Estate of Hawaii, Inc.	Hawaii
ResortQuest Real Estate of Mississippi, Inc.	Mississippi
ResortQuest Realty Aspen, LLC	Delaware
ResortQuest Southwest Florida, LLC	Delaware
ResortQuest St. Simons, Inc.	Georgia
ResortQuest at Summit County, LLC	Colorado
ResortQuest Technologies, Inc.	Colorado
ResortQuest Whistler Property Management, Inc.	British Columbia, Canada
RHAC Holdings, LLC	Delaware
Ridgepine, Inc.	Delaware
RQI Acquisition, LLC	Delaware
RQI Holdings, Ltd.	Hawaii
RQMA, Inc.	Massachusetts
Sand Dollar Management Investors, LLC	Delaware
Sand Dollar Ocean, LLC	Delaware
Spearhead Rentals, Ltd.	British Columbia, Canada
Steamboat Premier Properties, Inc.	Delaware
Telluride Resort Accommodations, Inc.	Colorado
Ten Mile Holdings, Ltd.	Colorado
The Tops’l Group, Inc.	Florida
Tops’l Club of NW Florida, LLC	Florida
Tops’l Development, LLC	Delaware
Tops’l Development II, LLC	Delaware
Trupp Hodnett Inc.	Georgia
Waipouli Holdings, LLC	Delaware
Whistler Chalets Holding Corp.	Canada (Federal)
Whistler Exclusive Property Management, Ltd.	British Columbia, Canada
Whistler Lodging Company, Ltd.	Canada (Federal)